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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

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We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Immunex Corporation 1999 Stock Option Plan and the Immunex Corporation 1999 Employee Stock Purchase Plan of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP



Seattle, Washington
April 27, 1999